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                                                                   Exhibit 5.1

                                  Hill & Barlow
                             One International Place
                        Boston, Massachusetts 02110-2607
                                 (617) 428-3000

                                               April 21, 1998
PERSONAL AND CONFIDENTIAL
-------------------------

United Asset Management Corporation
One International Place
Boston, Massachusetts 02110

Ladies and Gentlemen:

     We have acted as counsel for United Asset Management Corporation, a Delaware corporation (the "Company"), with respect to the issuance of 239,320 shares (the "Shares") of the Company's common stock, $.01 par value per share, in connection with the acquisition of Integra Capital Management Corporation and Integra Capital Financial Corporation.

     We have assisted you in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the offering of the Shares by the Selling Stockholders named therein.

     We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents as we have considered relevant and necessary for the opinions hereinafter set forth.

     Based on the foregoing, we express the following opinions:

     1. The issuance of the Shares has been duly authorized by all necessary corporate action of the Company.

     2. The Shares are validly issued, fully paid and non-assessable.


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United Asset Management Corporation
April 21, 1998
Page 2



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                Very truly yours,

                                                HILL & BARLOW,
                                                a Professional Corporation




                                                /s/ Terrence W. Mahoney
                                                ------------------------
                                                Terrence W. Mahoney,
                                                a Member of the Firm